Exhibit 99.1

Republic Services to Acquire US Ecology, a Leading
Environmental Solutions Company

•	Enables Republic Services to provide customers with market-leading environmental solutions through a national footprint of vertically integrated assets and comprehensive capabilities
•	After closing, Republic Services will offer one of the most complete set of products and services to meet customers’ demand for a single-source partner with a recognized track record for sustainability
•	Republic expects transaction to be immediately accretive to adjusted earnings and free cash flow, with $40 million of cost synergies expected to be achieved within the first three years
•	Provides a platform for accelerated growth including cross-selling opportunities and additional tuck-in acquisitions

PHOENIX & BOISE, IDAHO Feb. 9, 2022 -- Republic Services, Inc. (NYSE: RSG) and US Ecology, Inc. (NASDAQ-GS: ECOL) have entered into a definitive agreement under which Republic Services will acquire all outstanding shares of US Ecology for $48 per share in cash, representing a total value of approximately $2.2 billion including net debt of approximately $0.7 billion.

US Ecology is a leading provider of environmental solutions offering treatment, recycling and disposal of hazardous, non-hazardous and specialty waste. US Ecology’s trailing twelve-month revenue as of September 30, 2021, was $968 million and adjusted EBITDA was $156 million.(1) “Today’s announcement enables Republic Services to provide customers with one of the most complete set of product offerings across the environmental services space and creates significant value for our stakeholders,” said Jon Vander Ark, president and chief executive officer at Republic Services. “This strategic acquisition expands our geographic footprint across the U.S. and Canada and provides vertical integration capabilities for our environmental solutions business.”

“We are pleased to have reached this agreement with Republic Services, an established leader in the industry, recognized for its commitment to safety, sustainability and superior customer service,” said Jeff Feeler, chairman, chief executive officer and president at US Ecology. “2022 marks US Ecology’s 70th year of operations, built around providing environmental solutions that protect human health and the environment. The combination of our companies provides a platform to accelerate our common strategy of providing a full complement of environmental solutions to better our world. In addition, this transaction showcases the value of US Ecology’s business, providing our stockholders with attractive and certain value, and brings together a network of assets with extensive environmental solutions expertise to handle customers’ most challenging and complex needs. I would like to thank US Ecology’s employees for their hard work and dedication to this mission. We look forward to working with the Republic Services team to complete the transaction and deliver premium products and services.”

Strategic and Financial Benefits – Vertically integrates and expands Republic’s environmental solutions footprint. The acquisition of US Ecology will add a national platform of difficult-to-replicate assets and talent to enable Republic to provide customers environmental solutions from collection through disposal. This includes adding nine specialty waste landfills with five hazardous waste landfills, 16 RCRA permitted TSDFs, seven wastewater treatment facilities, and over 80 environmental services field locations including treatment and recycling centers.

Positions – Republic as a single-source partner for customers. Customers with multiple recycling and waste service needs value the ability to consolidate services with a single partner who has a successful track record of safety, compliance, and environmental responsibility. The acquisition will allow Republic to provide customers a comprehensive set of environmental services including recycling, solid waste, special waste, hazardous waste, container rental and field services. Expects meaningful synergy opportunities and to be financially accretive. The acquisition will allow Republic to leverage its core capabilities, standardized operating model and investment in digital to enhance profitability across the new portfolio of assets. Republic expects the transaction to be immediately accretive to adjusted earnings and free cash flow. Republic anticipates approximately $40 million in cost synergies within three years following the acquisition, expected to result in double-digit returns. The combined company adjusted free cash flow conversion is expected to be at least 47 percent by 2024.

Accelerates growth opportunities – Expanding Republic’s environmental solutions footprint and capabilities will create the opportunity for outsized revenue growth. The combined business is expected to drive cross-selling opportunities between existing customers of Republic and US Ecology. The acquisition of US Ecology will also provide Republic a platform to pursue additional tuck-in acquisitions in the highly fragmented environmental solutions business.

Financing – The transaction is not subject to a financing condition. Republic Services intends to finance the transaction using existing and new sources of debt. Following completion of the transaction, Republic Services expects to maintain a strong balance sheet and solid investment-grade credit rating. The Company plans net debt-to EBITDA, as defined in our credit agreement, to return back below 3x within 18 months of closing the transaction.

Timing and Approvals – The transaction was unanimously approved by the boards of directors of both companies and is expected to close by the end of the second quarter, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals and approval by holders of a majority of the outstanding shares of US Ecology’s common stock. Advisors – Moelis & Company LLC is serving as exclusive financial advisor to Republic Services and Davis Polk & Wardwell LLP is serving as Republic Services’ legal counsel. Barclays PLC and Houlihan Lokey Capital, Inc. are serving as co-financial advisors to US Ecology. Dechert LLP is serving as US Ecology’s legal counsel.

About Republic Services

Republic Services, Inc. is a leader in the U.S. environmental services industry. Through its subsidiaries, the Company provides superior service offerings while partnering with customers to create a more sustainable world. For more information, visit republicservices.com, or follow us at Facebook.com/RepublicServices, @RepublicServices on Twitter or Republic Services on LinkedIn.

The Company participates in investor presentations and conferences throughout the year. Interested parties can find a schedule of these conferences at republicservices.com. SOURCE Republic Services, Inc. For further information, contact: Media Inquiries, Donna Egan, (480) 757-9770, media@republicservices.com, or Investor Inquiries, Stacey Mathews, (480) 718-6548, investor@republicservices.com.

About US Ecology

US Ecology is a leading provider of environmental services to commercial and government entities. The company addresses the complex waste management and response needs of its customers offering treatment, disposal, beneficial re-use, and recycling of hazardous, nonhazardous, radioactive and other specialty waste. US Ecology also provides a variety of vertically integrated field services including logistics and response at its customers in-field locations and through its network of 10-day transfer facilities. Logistics solutions include specialty waste packaging, collection lab pack, transportation, and total waste management. Response solutions include emergency response, oil spill response standby services, spill clean-up services, remediation, and industrial services. US Ecology’s focus on safety, environmental compliance, and best-in-class customer service enables us to effectively meet the needs of US Ecology’s customers and to build long lasting relationships. US Ecology has been protecting the environment since 1952. For more information visit www.usecology.com.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the effects of the COVID-19 pandemic and actions taken in response thereto, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States as well as our dependence on large, long-term collection, transfer and disposal contracts, our pending acquisition of US Ecology, Inc., the risk that the transaction may not be completed in a timely manner, if at all, the failure to satisfy the conditions of the consummation of the transaction, the effect of the announcement or pendency of the transaction on Republic’s or US Ecology’s business relationships, operating results, and business generally, the risk that the proposed transaction disrupts current plans and operations of Republic or US Ecology, including by diverting management’s attention from ongoing business operations, the outcome of any legal or regulatory proceedings related to the merger agreement or the transaction, the ability of Republic to successfully integrate US Ecology’s operations and service offerings, and the ability of Republic to implement its plans, forecasts, and other expectations with respect to US Ecology’s business and realize additional opportunities for growth. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including our [Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, particularly under Part II, Item 1A - Risk Factors]. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. (1) Represents US Ecology’s adjusted EBITDA for the twelve-month period ended September 30, 2021. US Ecology’s adjusted EBITDA is a non-GAAP measure. Please see US Ecology’s press releases and accompanying tables, filed with the SEC on form 8-K, for additional information about US Ecology’s use of non-GAAP measures and a reconciliation of adjusted EBITDA to the most comparable GAAP measure.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger between a subsidiary of Republic Services and US Ecology. US Ecology intends to file with the SEC a proxy statement in connection with the contemplated transaction. The definitive proxy statement will be sent or given to US Ecology stockholders and will contain important information about the contemplated transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov, or without charge, contacting US Ecology’s Investor Relations, Alison Ziegler at aziegler@darrowir.com.

CERTAIN INFORMATION CONCERNING PARTICIPANTS US

Ecology and its directors and executive officers may be deemed to be participants in the solicitation of proxies from US Ecology’s stockholders in connection with the contemplated transaction. Information about US Ecology’s directors and executive officers is set forth in its proxy statement for its 2021 Annual Meeting of Stockholders, which may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that US Ecology intends to file with the SEC.